Exhibit 10.20

AGREEMENT TO PROVIDE FUTURE GUARANTEE

dated as of

March 10, 2025

among

BALLY’S CORPORATION

and

BALLY’S CHICAGO, INC.

and

BALLY’S CHICAGO OPERATING COMPANY, LLC

and

OTHER SUBSIDIARY GUARANTORS AS MAY BE SUBSEQUENTLY DESIGNATED

AGREEMENT TO PROVIDE FUTURE GUARANTEE, dated as of March 10, 2024 (this “Agreement”), among BALLY’S CORPORATION, a Delaware corporation (together with its successors and assigns, the “Parent”), BALLY’S CHICAGO, INC., a Delaware corporation (together with its successors and assigns, “Bally’s Chicago, Inc.”), BALLY’S CHICAGO OPERATING COMPANY, LLC, a Delaware limited liability company (together with its successors and assigns, “Bally’s Chicago OpCo”) and OTHER SUBSIDIARY GUARANTORS as may be designated from time to time party as provided herein (each of those entities, Bally’s Chicago, Inc. and Bally’s Chicago OpCo, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”).

WHEREAS, on June 9, 2022, that certain Host Community Agreement was executed by and between the City of Chicago, Illinois, a municipal corporation and home rule unit of local government existing under the Constitution of the State of Illinois (the “City of Chicago”) and Bally’s Chicago OpCo (the “Host Community Agreement”), pursuant to which the City of Chicago granted Bally’s Chicago OpCo with the exclusive right to operate the City of Chicago’s first and only casino, including the rights to (i) operate the temporary Bally’s Chicago casino (the “Temporary Casino”) for up to three years while the permanent Bally’s Chicago casino (the “Permanent Casino”) is developed and (ii) to build and operate the Permanent Casino;

WHEREAS, the City of Chicago granted such rights to Bally’s Chicago OpCo due (i) to the Parent agreeing to guarantee to the City of Chicago the obligations of Bally’s Chicago OpCo under the Host Community Agreement and (ii) the Parent’s commitment to fund the operations of Bally’s Chicago OpCo;

WHEREAS, on January 27, 2023, that certain Services Agreement was executed by and between Bally’s Management (as defined below) and Bally’s Chicago OpCo (the “Permanent Services Agreement”), pursuant to which Bally’s Management agreed to provide Bally’s Chicago OpCo with general business support services, including services relating to external reporting obligations, internal audit, regulatory filings, design and construction, business development, human resources, tax, accounting, treasury and capital related, risk management, legal, finance and marketing upon the opening of the Permanent Casino;

WHEREAS, on August 30, 2023, that certain Corporate Services Agreement was executed by and between Bally’s Management Group, LLC (f/k/a Twin River Management Group, Inc.) (“Bally’s Management”) and Bally’s Chicago OpCo (the “Temporary Services Agreement”), pursuant to which Bally’s Management agreed to provide Bally’s Chicago OpCo with general business support services, including services related to external reporting obligations, internal audit, regulatory filings, design and construction, business development, human resources, tax, accounting, treasury and capital-related, risk management, legal, finance, and marketing for the Temporary Casino;

WHEREAS, pursuant to a binding term sheet (the “Term Sheet”) Bally’s Chicago OpCo plans to enter into a lease agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Lease Agreement”) with Gaming and Leisure Properties, Inc. (“GLPI”), pursuant to which GLPI will agree to lease to Bally’s Chicago OpCo the property in which the Permanent Casino will be located.

WHEREAS, pursuant to the Term Sheet, the obligations of GLPI under the Lease Agreement will be conditioned upon, among other things, Bally’s Chicago Holding Company, LLC, a wholly-owned subsidiary of the Parent (“Bally’s Chicago Holdings”), guaranteeing the Lease Agreement;

WHEREAS, pursuant to the Term Sheet, Bally’s Chicago OpCo plans to enter into a development agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Development Agreement” and, together with the Lease Agreement, the “GLPI Agreements”) with GLPI, pursuant to which GLPI will agree to advance up to $940 million for the payment of certain costs incurred in the construction of the Permanent Casino and in exchange for increasing the amount of rent that Bally’s Chicago OpCo is required to pay GLPI under the Lease Agreement;

WHEREAS, pursuant to the Term Sheet, the obligations of GLPI under the Development Agreement will be conditioned upon, among other things, Bally’s Chicago Holdings guaranteeing each of the GLPI Agreements and the inclusion of a cross default provision in that certain Master Lease Agreement, dated as of June 4, 2021, between the Parent and GLPI; and

WHEREAS, the Parent has paid $631.0 million of expenses as of September 30, 2024 on behalf of each of Bally’s Chicago, Inc. and Bally’s Chicago OpCo to fund each of Bally’s Chicago, Inc.’s and Bally’s Chicago OpCo’s respective working capital and financing requirements, including a $40.0 million upfront payment and $6.0 million in annual payments to the City of Chicago pursuant to the Host Community Agreement, and $250,000 in connection with the issuance of a license by the Illinois Gaming Board to operate the Temporary Casino in part in exchange for the Bally’s Chicago Guarantees (as defined below) pursuant to this Agreement.

NOW, THEREFORE, in light of the foregoing recitals and in exchange for mutual promises and other valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

The Guarantees

Section 1.1             Guarantee. At any time and from time to time, either upon the Parent's guarantee of the GLPI Agreements or upon written request from the Parent (in its sole discretion, with no other party having the authority to make, stop or otherwise hinder or delay such a request), Bally’s Chicago, Inc. and Bally’s Chicago OpCo shall irrevocably and unconditionally guarantee (the “Bally’s Chicago Guarantees”) the timely payment and performance of all the obligations, including, without limitation, indebtedness and lease obligations, of the Parent and its subsidiaries in existence at the time of the guarantee and arising thereafter (the “Obligations”). Each of Bally’s Chicago, Inc. and Bally’s Chicago OpCo further agrees that the Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal, or amendment or modification, of any of the Obligations. Each of Bally’s Chicago, Inc. and Bally’s Chicago OpCo waives presentment to, demand of payment from, and protest to, the Parent and its subsidiaries of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. Each of Bally’s Chicago, Inc. and Bally’s Chicago OpCo further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Parent and/or its subsidiaries to any security held for the payment of any of the Obligations or to any balance of any deposit account or credit on the books of the Parent in favor of Bally’s Chicago, Inc., Bally’s Chicago OpCo or any other person.

Section 1.2             Subsidiary Guarantees. At the time of the Bally’s Chicago Guarantees and for as long as the Bally’s Chicago Guarantees are in effect, each of Bally’s Chicago, Inc. and Bally’s Chicago OpCo shall cause any of their respective direct or indirect wholly-owned subsidiaries, including any other subsidiary that becomes a direct or indirect wholly-owned subsidiary of Bally’s Chicago, Inc. or Bally’s Chicago OpCo at any time, to become a party hereto as a Subsidiary Guarantor pursuant to Section 4.11 hereof and irrevocably and unconditionally guarantee the timely payment and performance of all Obligations. Each Subsidiary Guarantor agrees that the Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal, or amendment or modification, of any of the Obligations. Each Subsidiary Guarantor waives presentment to, demand of payment from, and protest to, the Parent and its subsidiaries of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. Each Subsidiary Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Parent and/or its subsidiaries to any security held for the payment of any of the Obligations or to any balance of any deposit account or credit on the books of the Parent in favor of such Subsidiary Guarantor or any other person.

Section 1.3             Continuing Guarantee. Each Subsidiary Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all of the Obligations, whether currently existing or hereafter incurred.

Section 1.4             No Limitations.

(a)            Except for the termination or release by the Parent of such Subsidiary Guarantor’s obligations hereunder, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise. Without limiting the generality of the foregoing, except for the termination or release by the Parent of its obligations hereunder, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

(i)            the failure of the Parent or any Subsidiary Guarantor or any other person to assert any claim or demand or to enforce any right or remedy under the provisions of this Agreement or otherwise;

(ii)           any rescission, waiver, amendment, restatement or modification of, or any release from any of the terms or provisions of, this Agreement or any other agreement, including with respect to any other Subsidiary Guarantor under this Agreement;

(iii)          the release of, or any impairment of or failure to perfect any lien on, any security held by the Parent or any Subsidiary Guarantor for any of the Obligations;

(iv)          any default, failure or delay, willful or otherwise, in the performance of any of the Obligations;

(v)           any other act or omission that may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity;

(vi)          any illegality, lack of validity or lack of enforceability of any of the Obligations;

(vii)         any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or its assets or any resulting release or discharge of any of the Obligations;

(viii)        the existence of any claim, set-off or other rights that any Subsidiary Guarantor may have at any time against the Parent or any other Subsidiary Guarantor or any other person, whether in connection with this Agreement or any unrelated transaction; provided, that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(ix)          this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Subsidiary Guarantor;

(x)           the fact that any person that was required to become a party hereto may not have executed or is not effectually bound by this Agreement, whether or not this fact is known to the Subsidiary Guarantors;

(xi)          any action permitted or authorized hereunder; or

(xii)         any other circumstance (including any statute of limitations), or any existence of or reliance on any representation by the Parent, any Subsidiary Guarantor or any other person, that might otherwise constitute a defense to, or a legal or equitable discharge of, the Parent, any Subsidiary Guarantor or any other guarantor or surety.

(b)            In the case of Obligations that are secured, to the fullest extent permitted by applicable law, each Subsidiary Guarantor will expressly authorize the appropriate parties under the Obligations to take and hold security in accordance with the terms of the documents governing such Obligations for the payment and performance of such Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of such Obligations, all without affecting the obligations of any other Subsidiary Guarantor hereunder.

(c)            To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives any defense based on or arising out of any defense of the Parent or any other Subsidiary Guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Parent or any other Subsidiary Guarantor. In the case of Obligations that are secured, to the fullest extent permitted by applicable law, the appropriate parties under such Obligations may, at their election and in accordance with the terms of the documents governing such Obligations, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of such Obligations, make any other accommodation with the Party or Subsidiary Guarantors or exercise any other right or remedy available to them against the Parent and the Subsidiary Guarantors, without affecting or impairing in any way the liability of any other Subsidiary Guarantor hereunder except to the extent such Obligations have been paid in full. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against the Parent or any security.

Section 1.5             Reinstatement. Each Subsidiary Guarantor agrees that, unless released by the Parent, its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligations is rescinded or must otherwise be restored by the Parent or any Subsidiary Guarantor upon the bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of the Parent, any Subsidiary Guarantor or otherwise.

Section 1.6             Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that of the Parent or any other Subsidiary Guarantor has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Parent or any other Subsidiary Guarantor to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Subsidiary Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Parent the amount of such unpaid Obligation. Upon payment by any Subsidiary Guarantor of any sums to the Parent as provided above, all rights of such Subsidiary Guarantor against the Parent or any other Subsidiary Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article II.

Section 1.7             Information. Each Subsidiary Guarantor assumes all responsibility for being and keeping itself informed of the Parent’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Subsidiary Guarantor assumes and incurs hereunder, and agrees that the Parent will not have any duty to advise such Subsidiary Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 1.8             Maximum Liability. Notwithstanding anything to the contrary in this Agreement, the obligations of any Subsidiary Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law.

ARTICLE II

Indemnity, Subrogation and Subordination

Section 2.1             Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 2.3) in respect of any payment hereunder, the Parent agrees that in the event a payment in respect of any obligation of the Parent shall be made by any Subsidiary Guarantor under this Agreement, the Parent shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

Section 2.2             Contribution and Subrogation. Each Subsidiary Guarantor (a “Contributing Party”) agrees (subject to Sections 1.7 and 2.3) that, in the event a payment shall be made by any other Subsidiary Guarantor hereunder in respect of any Obligations to satisfy any Obligation and such other Subsidiary Guarantor (the “Claiming Party”) shall not have been fully indemnified as provided in Section 2.1, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 4.11, the date of the Supplement (as defined below) executed and delivered by such Subsidiary Guarantor) and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 4.11, the date of the Supplement executed and delivered by such Subsidiary Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 2.2 shall be subrogated to the rights of such Claiming Party under Section 2.1 to the extent of such payment.

Section 2.3             Subordination.

(a)            Notwithstanding any provision of this Agreement to the contrary, but subject to Section 1.7, all rights of the Subsidiary Guarantors under Sections 2.1 and 2.2 and all other rights of the Subsidiary Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full of all the Obligations. No failure on the part of the Parent or any Subsidiary Guarantor to make the payments required by Sections 2.1 and 2.2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to its obligations hereunder, and each Subsidiary Guarantor shall remain liable for the full amount of the obligations of such Subsidiary Guarantor hereunder.

(b)            Each Subsidiary Guarantor hereby agrees that upon the occurrence and during the continuance of an event of default under any of the Obligations and after notice from the Parent, all indebtedness and other monetary obligations owed by it to any other Subsidiary Guarantor, or owed to it by any other Subsidiary Guarantor, shall be fully subordinated to the payment in full of all the Obligations.

ARTICLE III

Representations and Warranties

Each Subsidiary Guarantor represents and warrants to the Parent:

(a)            Organization. Such Subsidiary Guarantor and each of its subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization, with full power and authority to execute this Agreement and the other Loan Documents, to own its assets and conduct its business as currently conducted and to consummate the transactions contemplated hereby and thereby, and to pay, perform and observe all of the conditions, covenants, agreements and obligations contained herein and therein. Such Subsidiary Guarantor and each of its subsidiaries is duly qualified as a foreign corporation in the state of Illinois.

(b)            Binding Obligation.  This Agreement has been duly executed and delivered by and constitute a legal and binding obligation of, and are valid and enforceable against, such Subsidiary Guarantor, in accordance with the terms thereof, subject to limitations as to enforceability that might result from debtor relief laws and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

(c)            Litigation.  There are no actions, suits or proceedings pending or threatened against or affecting such Subsidiary Guarantor or its subsidiaries or their respective business, at law or in equity, or before or by any governmental authority that could reasonably be expected to have a Material Adverse Effect.  Such Subsidiary Guarantor and its subsidiaries are not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental authority, except as could not reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse effect on (a) the business, property, operations or condition (financial or otherwise), or results of operations of such Subsidiary Guarantor and its subsidiaries, taken as a whole, (b) the ability of such Subsidiary Guarantor to perform its obligations under this Agreement, or (c) the validity or enforceability of this Agreement, or the rights and remedies of such Subsidiary Guarantor (taken as a whole) under this Agreement.

(d)            No Violation.  The consummation of the transactions contemplated by this Agreement, and the payment and performance of all of the obligations set forth in this Agreement will not require the consent of any governmental authority or any other person or result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, contract, loan or credit agreement, charter, limited liability agreement or other instrument to which such Subsidiary Guarantor or any of its subsidiaries is a party or by which it or its property may be bound or affected, in each case, except as could not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, filing, recording, or registration with, or exemption by any governmental authority, including specifically any gaming authority, is required on the part of such Subsidiary Guarantor or any of its subsidiaries to authorize, or is required in connection with the execution, delivery, and performance of, or the legality, validity, binding effect, or enforceability of, this Agreement.

(e)            Taxes.  Such Subsidiary Guarantor and its subsidiaries have filed all United States federal and state income tax returns and all other material tax returns that are required to be filed and have paid all United States federal and state income taxes and all other material taxes due from such Subsidiary Guarantor and its subsidiaries, including, pursuant to any assessment received by such Subsidiary Guarantor or its subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP.

(f)            Compliance with Laws.  Such Subsidiary Guarantor and its subsidiaries are in compliance with the requirements of all applicable statutes, rules, regulations, orders, and restrictions of any governmental authority having jurisdiction over it or applicable to it, or to its properties, including gaming laws, except in such instances in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(g)            Ownership of Properties; Licenses and Permits; Environmental Matters.  Such Subsidiary Guarantor and its subsidiaries have good and, to the extent applicable, marketable title to, or valid leasehold or other tenancy interests in, all properties and assets necessary or used in the ordinary conduct of their business, except where the failure to have such title or other interests could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Subsidiary Guarantor and its subsidiaries hold all governmental permits, licenses, franchises, certificates, waivers, authorizations, consents and approvals (including gaming licenses) necessary for such Subsidiary Guarantor and its subsidiaries to own, lease, and operate their respective properties and to operate their respective businesses as now being conducted (collectively, the “Permits”), except for Permits the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect. Such Subsidiary Guarantor, its subsidiaries and their respective property and operations are in material compliance with applicable environmental laws and neither such Subsidiary Guarantor, its subsidiaries nor their respective properties are subject to any liability under environmental laws, other than any non-compliance or liability that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(h)            Intellectual Property.  Such Subsidiary Guarantor and its subsidiaries own, or have a valid license or right to use, all intellectual property that is necessary for the operation of their respective businesses, except where the failure to have any such rights would not reasonably be expected to have a Material Adverse Effect. The operation of their businesses as currently conducted does not infringe upon, misuse, misappropriate, dilute or violate any rights held by any person except for such infringements, misuses, misappropriations or violations that could not reasonably be expected to have a Material Adverse Effect.

(i)             Investment Company Act.  Such Subsidiary Guarantor and its subsidiaries is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(j)             Margin Regulations. Such Subsidiary Guarantor and its subsidiaries are not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock.

(k)            Labor Matters.  Such Subsidiary Guarantor and its subsidiaries have not suffered any strikes, walkouts or work stoppages within the last five years. Such Subsidiary Guarantor and its subsidiaries are in compliance with the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder, except to the extent the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

ARTICLE IV

Miscellaneous

Section 4.1             Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing to the following addresses:

Address for Notices to Parent

Bally’s Corporation
100 Westminster Street
Providence, RI 02903
Attention: General Counsel – Chicago Equity Offering

Address for Notices to Subsidiary Guarantors:

Bally’s Chicago, Inc.
100 Westminster Street
Providence, RI 02903
Attention: General Counsel – Chicago Equity Offering

Section 4.2             Waivers; Amendment.

(a)            No failure or delay by the Parent in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parent hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Parent therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parent and the Subsidiary Guarantor or Subsidiary Guarantors with respect to which such waiver, amendment or modification is to apply.

Section 4.3             Indemnification.

(a)            To the fullest extent permitted by applicable law, no Subsidiary Guarantor shall assert, and each Subsidiary Guarantor hereby waives, any claim against the Parent (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to the Parent, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of, or a breach of the Loan Documents by, the Parent or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(b)            The provisions of this Section 4.3 shall survive and remain in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Guaranteed Party. All amounts due under this Section shall be payable not later than ten (10) Business Days after written demand therefor; provided, however, that the Parent shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that the Parent was not entitled to indemnification with respect to such payment pursuant to this Section 4.3. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

Section 4.4             Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Subsidiary Guarantor or the Parent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.

Section 4.5             Survival of Agreement. All covenants, agreements, representations and warranties made by the Subsidiary Guarantors in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Parent regardless of any investigation made by or on behalf of the Parent and notwithstanding that the Parent may have had notice or knowledge of any default or incorrect representation or warranty at the time any credit is extended to the Parent, and shall continue in full force and effect until such time as the Parent grants a release.

Section 4.6             Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually signed counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the foregoing also applies to any amendment, restatement, amendment and restatement, supplementation, modification, extension or renewal of this Agreement. This Agreement shall become effective as to any Subsidiary Guarantor when a counterpart hereof executed on behalf of such Subsidiary Guarantor shall have been delivered to the Parent and a counterpart hereof shall have been executed on behalf of the Parent, and thereafter shall be binding upon such Subsidiary Guarantor and the Parent and their respective permitted successors and assigns, and shall inure to the benefit of such Subsidiary Guarantor and the Parent and their respective successors and assigns, except that no Subsidiary Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement. This Agreement shall be construed as a separate agreement with respect to each Subsidiary Guarantor and may be amended, modified, supplemented, waived or released with respect to any Subsidiary Guarantor without the approval of any other Subsidiary Guarantor and without affecting the obligations of any other Subsidiary Guarantor hereunder.

Section 4.7             Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 4.8             Applicable Law; Consent to Jurisdiction; Venue.

(a)            This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

(b)           Each Subsidiary Guarantor hereby expressly, irrevocably and unconditionally consents to the exclusive jurisdiction over suit, legal process, enforcement, proceeding or any dispute resolution method set forth in this Agreement (each, an “Action”) by any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof. Borrower agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions in any manner provided by law.

(c)            Each Subsidiary Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue to any Action. Each Subsidiary Guarantor irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Each Subsidiary Guarantor irrevocably consents to service of process in the manner provided for notices in Section 4.1. Nothing in the Loan Documents will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

Section 4.9             WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.9.

Section 4.10           Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 4.11           Additional Subsidiary Guarantors. Pursuant to this Agreement, any additional direct or indirect wholly owned subsidiary of Bally’s Chicago, Inc. or Bally’s Chicago OpCo shall be required (and Bally’s Chicago, Inc. or Bally’s Chicago OpCo, as applicable, shall cause any such subsidiaries) to become a Subsidiary Guarantor after the date hereof. Upon execution and delivery by the Parent and such Subsidiary Guarantor of an instrument substantially in the form of Exhibit A hereto (“Supplement”), any such subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any additional Subsidiary Guarantor as a party to this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to Provide Future Guarantee as of the day and year first above written.

BALLY’S CHICAGO, INC.

By:	/s/ Ameet Patel
Name: Ameet Patel
Title: President

BALLY’S CHICAGO OPERATING COMPANY, LLC

By:	/s/ Ameet Patel
Name: Ameet Patel
Title: President

[Signature Page to Agreement to Provide Future Guarantee ]

BALLY’S CORPORATION

By:	/s/ Marcus Glover
Name: Marcus Glover
Title: Chief Financial Officer

[Signature Page to Guarantee Agreement]

SUPPLEMENT NO. __ dated as of [ ] , 20[ ] to the Agreement to Provide Future Guarantee, dated as of [ ], 202[ ] (this “Agreement”), among BALLY’S CORPORATION, a Delaware corporation (together with its successors and assigns, the “Parent”), BALLY’S CHICAGO, INC., a Delaware corporation (together with its successors and assigns, “Bally’s Chicago, Inc.”), BALLY’S CHICAGO OPERATING COMPANY, LLC, a Delaware LLC (together with its successors and assigns, “Bally’s Chicago OpCo”) and the OTHER SUBSIDIARY GUARANTORS from time to time party hereto (each of those entities, Bally’s Chicago, Inc. and Bally’s Chicago OpCo, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement to Provide Future Guarantee referred to therein (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Agreement to Provide Future Guarantee”), as applicable. Section 4.11 of the Agreement to Provide Future Guarantee provides that any additional direct or indirect wholly owned subsidiary of Bally’s Chicago, Inc. or Bally’s Chicago OpCo shall be required (and Bally’s Chicago, Inc. or Bally’s Chicago OpCo, as applicable, shall cause any such subsidiaries) to become a Subsidiary Guarantor under the Agreement to Provide Future Guarantee by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement to become a Subsidiary Guarantor under the Agreement to Provide Future Guarantee pursuant to Section 4.11 of the Agreement.

Accordingly, the Parent and the New Guarantor agree as follows:

SECTION 1.           In accordance with Section 4.11 of the Agreement to Provide Future Guarantee, the New Guarantor by its signature below becomes a Subsidiary Guarantor under the Agreement to Provide Future Guarantee with the same force and effect as if originally named therein as a Subsidiary Guarantor, and the New Guarantor hereby agrees to all the terms and provisions of the Agreement to Provide Future Guarantee applicable to it as a Subsidiary Guarantor thereunder. Each reference to a “Subsidiary Guarantor” in the Agreement to Provide Future Guarantee shall be deemed to include the New Guarantor. The Agreement to Provide Future Guarantee is hereby incorporated herein by reference.

SECTION 2.           The New Guarantor represents and warrants to the Parent that (a) the execution, delivery and performance by the New Guarantor of this Supplement have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such New Guarantor’s equity interests, and that this Supplement has been duly executed and delivered by the New Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (b) all representations and warranties set forth in the Agreement to Provide Future Guarantee as to such New Guarantor are true and correct in all material respects on and as of such date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date.

[Signature Page to Guarantee Agreement]

SECTION 3.           This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the foregoing also applies to any amendment, restatement, amendment and restatement, supplementation, modification, extension or renewal of this Agreement. This Supplement shall become effective as to the New Guarantor when a counterpart hereof executed on behalf of the New Guarantor shall have been delivered to the Parent and a counterpart hereof shall have been executed on behalf of the Parent, and thereafter shall be binding upon the New Guarantor and the Parent and their respective permitted successors and assigns, and shall inure to the benefit of the New Guarantor, the Parent and the other Subsidiary Guarantors and their respective successors and assigns, except that the New Guarantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement.

SECTION 4.           Except as expressly supplemented hereby, the Agreement to Provide Future Guarantee shall remain in full force and effect.

SECTION 5.          This Supplement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 6.           Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 7.           All communications and notices hereunder shall be in writing and given as provided in Section 4.11 of the Agreement to Provide Future Guarantee.

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Agreement to Provide Future Guarantee as of the day and year first above written.

[Name Of New Guarantor],

By:
Name:
Title:

BALLY’S CORPORATION

By:
Name:
Title: